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                                                                    EXHIBIT 23.1

                        [LETTERHEAD OF ARTHUR ANDERSEN]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    As independent public accountants we consent to the incorporation by reference in the registration statement on Form S8 (File Nos. 333-09168 and 333-93543) of our report dated 29 February 2000, on our audits of the financial statements of Shire Pharmaceuticals Group plc as of December 31, 1999, 1998 and 1997 and for the periods then ended, and to all references to our firm included in this registration statement.

/s/ Arthur Andersen
Arthur Andersen
Abbots House
Abbey Street
Reading
RG1 3BD

30 March 2000